                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements listed below of BANC ONE CORPORATION of our report dated February 21, 1996 on our audits of the consolidated financial statements of BANC ONE CORPORATION and Subsidiaries, which includes an explanatory paragraph regarding the change in method of accounting for certain investment securities in 1994 and the change in method of accounting for income taxes and post-retirement benefits other than pensions in 1993, as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, included in BANC ONE CORPORATION's annual report on form 10-k for the year ended December 31, 1995.

         Registration Statements on form S-8
                  Registration numbers:

                  ..33-14475                ..33-55172
                  ..33-10822                ..33-55174
                  ..33-18277                ..33-54100
                  ..33-27849                ..33-61760
                  ..33-34294                ..33-61758
                  ..33-37400                ..33-60424
                  ..33-20890                ..33-50117
                  ..33-20990                ..33-55149
                  ..33-40041                ..33-55315
                  ..33-45473                ..33-58923
                  ..33-46189                .333-00445
                  ..33-53752

         Registration Statements on Form S-3
                  Registration Numbers:

                  ..33-64195


                                                     COOPERS & LYBRAND L.L.P.


Columbus, Ohio
March 28, 1996